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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1999 relating to the consolidated financial statements of Micro Therapeutics, Inc., which appears in the Micro Therapeutics, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP
June 10, 1999